UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2019

PEABODY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri		63101-1826
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (314) 342-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BTU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 18, 2019, Peabody Energy Corporation, a Delaware corporation (“Peabody”), entered into a definitive implementation agreement (the “Implementation Agreement”) with Arch Coal, Inc., a Delaware corporation (“Arch”), to establish a joint venture that will combine the respective Powder River Basin and Colorado mining operations of Peabody and Arch. Pursuant to the terms of the Implementation Agreement, Peabody will hold a 66.5% economic interest in the joint venture and Arch will hold a 33.5% economic interest. At the closing, certain of the respective subsidiaries of Peabody and Arch will enter into an Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”) in substantially the form attached as an exhibit to the Implementation Agreement. Under the terms of the LLC Agreement, the governance of the joint venture will be overseen by the joint venture’s board of managers, which will initially be comprised of three representatives appointed by Peabody and two representatives appointed by Arch. Decisions of the board of managers will be determined by a majority vote subject to certain specified matters set forth in the LLC Agreement that will require a supermajority vote. Peabody, or one of its affiliates, will initially be appointed as the operator of the joint venture and will manage the day-to-day operations of the joint venture, subject to the supervision of the joint venture’s board of managers.

Formation of the joint venture is subject to customary closing conditions, including the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the receipt of certain other required regulatory approvals and the absence of injunctions or other legal restraints preventing the formation of the joint venture. The obligation of Peabody to consummate the transaction is also conditioned upon Peabody having obtained consents or refinanced all outstanding indebtedness under Peabody’s existing senior secured credit facility, the indenture governing Peabody’s 6.000% Notes due 2022 and 6.375% Notes due 2025 and Peabody’s existing receivables securitization facility. The obligation of Arch to consummate the transaction is also conditioned upon (a) Arch having obtained consents or refinanced all outstanding indebtedness under Arch’s senior secured term loan facility, Arch’s inventory based revolving credit facility and Arch’s existing accounts receivable securitization facility and (b) Arch having either obtained an exemptive order from the U.S. Securities and Exchange Commission (the “SEC”) or other exemptive determination under the Investment Company Act of 1940 (the “1940 Act”). Formation of the joint venture does not require approval of the respective stockholders of either Peabody or Arch.

The Implementation Agreement contains customary representations, warranties and covenants, including an obligation for each of Peabody and Arch to use its best efforts to take all actions necessary to obtain required regulatory approvals, subject to the limitations set forth in the Implementation Agreement.

The Implementation Agreement may be terminated by mutual written agreement of Peabody and Arch and by either Peabody or Arch if, among other things, the closing has not occurred on or prior to December 18, 2020, except that (a) the right to terminate will not be available to a party whose failure to perform any of its obligations under the Implementation Agreement has been a principal cause of or resulted in the failure of the closing to occur on or prior to such date and (b) the right to terminate will not be available to Arch until June 18, 2021 if all closing conditions have been satisfied other than the receipt by Arch of an exemptive order (or other determination) under the 1940 Act.

Additionally, if the closing has not occurred on or prior to June 18, 2020 and all required regulatory approvals have not been obtained, the Implementation Agreement may be terminated by either Peabody or Arch no later than June 29, 2020 following written notice and the payment by the terminating party to the non-terminating party of a termination fee of $40 million; provided, however, that the non-terminating party may elect to extend the Implementation Agreement until September 18, 2020. If the non-terminating party exercises this option to extend, the termination fee payable to the non-terminating party by the terminating party if the closing does not occur on or prior to September 18, 2020 will be reduced to $25 million.

Except as set forth above, neither party will be required to pay a termination fee if the Implementation Agreement is terminated. If all closing conditions have been satisfied other than the receipt by Arch of an exemptive order (or other determination) under the 1940 Act, Arch will reimburse Peabody for regulatory transaction expenses.

The foregoing description of the Implementation Agreement and the LLC Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Implementation Agreement, including the form of LLC Agreement attached as an exhibit thereto, a copy of which will be filed as an exhibit to an amendment to this Current Report on Form 8-K.

Item 7.01.	Regulation FD Disclosure.

On June 19, 2019, Peabody issued a press release that includes, among other matters, information related to the Implementation Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference.

Additionally, on June 19, 2019, Peabody posted on the “Investor Center” section of Peabody’s website, www.peabodyenergy.com, an investor presentation by Peabody that includes, among other matters, information related to the Implementation Agreement. A copy of the investor presentation posted by Peabody is furnished as Exhibit 99.2 hereto and is incorporated into this Item 7.01 by reference.

The information set forth in and incorporated into this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 and Exhibit 99.2 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of Peabody’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated June 19, 2019.

99.2	Investor Presentation, dated June 19, 2019.

Cautionary Note Regarding Forward-Looking Statements

The press release, investor presentation and related statements by management contain forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “targets,” “would,” “will,” “should,” “goal,” “could” or “may” or other similar expressions. Forward-looking statements provide management’s current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that Peabody expects or anticipates will occur in the future are forward-looking statements. They may include estimates of value accretion, joint venture synergies, closing of the joint venture, revenues, income, earnings per share, cost savings, capital expenditures, dividends, share repurchases, liquidity, capital structure, market share, industry volume, or other financial items, descriptions of management’s plans or objectives for future operations or descriptions of assumptions underlying any of the above. All forward-looking statements speak only as of the date they are made and reflect Peabody’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. Furthermore, Peabody disclaims any obligation to publicly update or revise any forward-looking statement, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive and regulatory factors, many of which are beyond Peabody’s control, including (i) risks that the proposed joint venture may not be completed, including as a result of a failure to obtain required regulatory approvals, (ii) risks that the anticipated synergies from the proposed joint venture may not be fully realized, including as a result of actions necessary to obtain regulatory approvals, (iii) other factors that are described in Peabody’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and (iv) other factors that Peabody may describe from time to time in other filings with the SEC. You may get such filings for free at Peabody’s website at www.peabodyenergy.com. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

June 19, 2019	By:	/s/ Amy B. Schwetz
	Name:	Amy B. Schwetz
	Title:	Executive Vice President and Chief Financial Officer